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                                                                 EXHIBIT 10.5(B)




                         THIRD AMENDMENT TO CREDIT AGREEMENT


         This Third Amendment to Credit Agreement dated as of September 30, 1994 ("Agreement"), is among Sterling Canada, Inc., a Delaware corporation, Sterling Pulp Chemicals, Ltd., an Ontario corporation, the financial institutions which are parties to the Credit Agreement referred to below, and The Bank of Nova Scotia, as agent for the Banks.

                                  INTRODUCTION

         The parties hereto have entered into that certain Credit Agreement dated as of August 12, 1992, as amended by First Amendment to Credit Agreement dated as of August 20, 1992, and the Second Amendment to Credit Agreement dated as of March 31, 1993 (as so amended, the "Credit Agreement"), and desire to further amend the Credit Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants, conditions, and provisions hereinafter set forth, the parties hereto agree as follows:

         SECTION 1. Definitions; References. Each initially capitalized term used herein shall have the meaning assigned to such term in the Credit Agreement, as amended hereby, unless otherwise specifically defined herein.

         SECTION 2. Amendments of Certain Provisions of the Credit Agreement. The Credit Agreement is hereby amended as follows:

         2.1.    Section 1.1.  In Section 1.1:

                 (a) The definition of "Designated Canadian Investments" is amended in its entirety to read as follows:

                          "Designated Canadian Investments" means, on any date,
                 (a) capital contributions made by Sterling Chemicals, Inc. to the U.S. Borrower, (b) purchases of stock of the U.S. Borrower by Sterling Chemicals, Inc., or (c) loans and advances made by Sterling Chemicals, Inc. to either Borrower at any time and from time to time not in excess of, in the case of loans or advances, $4,000,000 in the aggregate principal amount outstanding on such date provided either Borrower shall have given notice to the Agent prior to the effectuation of each relevant capital contribution, stock purchase, loan or advance of the fact that such Investment constitutes a Designated Canadian Investment; and, provided,
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         further, however, such loans or advances shall not bear interest at a rate higher than the lowest interest rate then available to Sterling Chemicals, Inc. from the Sterling Chemicals Lenders.

                 (b) The definition of "Relevant Principal Payments" is amended by deleting "(other than Indebtedness hereunder)".

         2.2.    Section 3.1.

                 (a) Paragraph (f) is amended in its entirety to read as follows:

                          (f)     [intentionally deleted]; and

                 (b) Paragraph (k) of Section 3.1 is amended by substituting "Borrowers" for "Canadian Borrower" in the first line.

         2.3. Section 7.2.2. Paragraphs (g) and (h) of Section 7.2.2 are amended in their entirety to read as follows:

                 (g) Indebtedness of the Canadian Borrower or the U.S. Borrower to Sterling Chemicals, Inc. in an aggregate amount at any time outstanding not to exceed $4,000,000; and Indebtedness of the Canadian Borrower to the U.S. Borrower or of the U.S. Borrower to the Canadian Borrower; and

                 (h) unsecured Contingent Liabilities arising on account of stock appreciation rights granted to not more than 25 key employees of the Canadian Borrower from time to time pursuant to employee compensation plans for Canadian employees; provided that cash payments made in respect thereof may not exceed (i) for such stock appreciation rights exercisable for fiscal year 1994 and payable in October 1994, $4,200,000 (provided that the first $4,000,000 paid on any such obligations must be funded by Sterling Chemicals, Inc.); (ii) for such stock appreciation rights exercisable fiscal year 1995 and payable in September 1995, $4,200,000 (provided that any payments on such obligations must be funded by Sterling Chemicals, Inc.); and (iii) in each fiscal year thereafter, the positive difference, if any, between
         (A) Restricted Payments permitted to be made during such fiscal year and (B) Restricted Payments actually made during such fiscal year. In calculating Restricted Payments permitted to be made or made during a fiscal year, payments made to Sterling Chemicals, Inc. of Designated Canadian Investments (other than Designated Canadian Investments originally advanced or contributed by Sterling Chemicals, Inc., for the purpose of funding payments on obligations under stock appreciation rights permitted underSection 7.2.2(h)) and




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         payments on the Subordinated Debt with proceeds of Designated Canadian
         Investments shall not be used in such calculation; and

         2.4.    Section 7.2.6.  In Section 7.2.6:

                 (a) In paragraph (a), "provided the proceeds of any such sale or issuance are applied to the payment of the Obligations pursuant to clause (f) or (k) of Section 3.1, as applicable" is deleted.

                 (b) The second proviso in Section 7.2.6 in the paragraph following paragraph (c) (such second proviso beginning with the words "provided that so long as no Default exists . . . ") is amended in its entirety to read as follows:

                 provided that so long as no Default exists and is continuing or would result therefrom, (i) either Borrower may also make principal and interest payments to Sterling Chemicals, Inc. on loans or advances constituting Designated Canadian Investments (other than principal and interest payments on loans or advances representing Designated Canadian Investments originally advanced by Sterling Chemicals, Inc., for the purpose of funding payments on obligations under stock appreciation rights permitted under Section 7.2.2(h), which can only be repaid in accordance with the immediately preceding proviso at the beginning of this paragraph), (ii) the U.S. Borrower may also redeem shares of its stock purchased as a Designated Canadian Investment and pay dividends on its stock in an amount not to exceed the amount of Designated Canadian Investments made as capital contributions (other than redemptions and dividends which represent the repayment of Designated Canadian Investments originally contributed by Sterling Chemicals, Inc., for the purpose of funding payments on obligations under stock appreciation rights permitted under Section 7.2.2(h), which can only be repaid in accordance with the immediately preceding proviso at the beginning of this paragraph), and
                 (iii) either Borrower may also use the proceeds of Designated Canadian Investments to make payments on the Subordinated Debt;

         2.5. Section 7.2.9. In Section 7.2.9, the proviso to Section 7.2.9 is amended by adding the following:

                 , and provided further that when determining the Leverage Ratio of the U.S. Borrower under this Section 7.2.9, the U.S. Borrower's





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                 Tangible Net Worth shall be increased by the amount of the balance sheet liability of the U.S. Borrower reflecting obligations under stock appreciation rights permitted under
                 Section 7.2.2(h).

         2.6.    Section 7.2.15.  In Section 7.2.15, the proviso to Section
7.2.15 is amended by adding the following:

                 , and provided further that when determining the Tangible Net Worth of the U.S. Borrower under this Section 7.2.15, the U.S. Borrower's Tangible Net Worth shall be increased by the amount of the balance sheet liability of the U.S. Borrower reflecting obligations under stock appreciation rights permitted under Section 7.2.2(h).

         2.7.    Section 7.2.16.  In Section 7.2.16, the following new clause
(z) is added after clause (y):

         plus(z) all Designated Canadian Investments made by Sterling Chemicals, Inc. in or to either Borrower during such Calculation Periodless any distributions or other payments made in respect of Designated Canadian Investments to Sterling Chemicals, Inc. by the Borrowers during such Calculation Periodless any payments made by either Borrower during such Calculation Period on obligations under stock appreciation rights permitted underSection 7.2.2(h).

         2.8. Section 7.2.17. In Section 7.2.17, the definition of "Available Cash" is amended by adding the following new clause (vii):

         , plus (vii) all Designated Canadian Investments made by Sterling Chemicals, Inc. in or to either Borrower during such periodless any distributions or other payments made in respect of Designated Canadian Investments to Sterling Chemicals, Inc. by the Borrowers during such period less any payments made by either Borrower during such Calculation Period on obligations under stock appreciation rights permitted underSection 7.2.2(h).

         2.9. Section 8.1.3. In Section 8.1.3, "U.S. Borrower" is substituted for "Canadian Borrower" in the sixth line.

         SECTION 3. Effectiveness. This Agreement shall become effective as of the date hereof when the Agent shall have received counterparts hereof duly executed by the Borrowers, the Agent, and the Required Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of





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execution of a counterpart hereof by such party).  This Agreement shall be deemed part of and is hereby incorporated in the Credit Agreement.

         SECTION 4. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same instrument. Each of the parties hereto may execute this Agreement by signing any such counterpart. Any party delivering an executed counterpart of its signature page of this Agreement by telecopy shall thereafter also promptly deliver a manually executed counterpart, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

         SECTION 5. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first set forth above.


                                        STERLING CANADA, INC.



                                        By:____________________________________
                                              Name:____________________________
                                              Title:___________________________


                                        STERLING PULP CHEMICALS, LTD.



                                        By:____________________________________
                                              Name:____________________________
                                              Title:___________________________






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                                        THE BANK OF NOVA SCOTIA,
                                        in its individual capacity and as Agent

                                        U.S. Office:



                                        By:____________________________________
                                              Name:____________________________
                                              Title:___________________________



                                        Canadian Office:



                                        By:____________________________________
                                              Name:____________________________
                                              Title:___________________________



                                        BANQUE INDOSUEZ



                                        By:_____________________________________
                                              Name:_________________________
                                              Title:________________________



                                        By:____________________________________
                                              Name:____________________________
                                              Title:___________________________







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